EXHIBIT 99.1

MARTIN MIDSTREAM PARTNERS REPORTS
INCREASED DISTRIBUTABLE CASH FLOW AND ADJUSTED EBITDA
IN 2015 THIRD QUARTER RESULTS

•	Distributable cash flow from continuing operations increased 53% compared to the third quarter of 2014

•	Adjusted EBITDA of $41.4 million representing an increase of 20% compared to the third quarter of 2014

•	Distribution coverage ratio for trailing twelve months of 1.02 times

KILGORE, Texas, October 28, 2015 (GlobeNewswire) -- Martin Midstream Partners L.P. (Nasdaq: MMLP) (the "Partnership") announced today its financial results for the quarter ended September 30, 2015.

Ruben Martin, President and Chief Executive Officer of Martin Midstream GP LLC, the general partner of MMLP, said, "We finished the third quarter 2015 with a 0.87 times distribution coverage ratio. For the twelve months ended September 30, 2015 our distribution coverage ratio was 1.02 times. This quarter once again demonstrated the benefit of the diverse nature of our revenue streams even as underlying fundamentals across energy markets are experiencing weakness as we beat our internal cash flow forecast by approximately $2.1 million.

"Looking at our operations, performance for the third quarter included the full positive benefit of our new Arcadia Rail Terminal which is housed within our Natural Gas Services segment and provides us nationwide access to natural gas liquids where previously we were confined to servicing customers within the geographic footprint of trucking capabilities. The true benefit of this asset should be seen in the fourth quarter this year and the first quarter next year as we realize the cash flow from forward sales of butane to the refineries during blending season.

"Our Cardinal Gas Storage operating subsidiary, also within our Natural Gas Services segment, continued its strong year to date performance in the third quarter delivering better than expected cash flow from interruptible business services. Cardinal has now exceeded forecasted cash flow in all four quarters since being wholly-owned by the Partnership. Additionally, we saw an increased distribution from our West Texas LPG Pipeline joint venture of $1.1 million based on new shipping tariffs. We also outperformed our internal forecast in the Terminalling and Storage segment, particularly in our legacy specialty terminals division and at the Smackover refinery, both aided by reduced operating expenses.

"Going forward, our focus continues to be increasing our coverage ratio by improving upon our predominantly refinery-facing lines of business. For the fourth quarter 2015, we are optimistic we can achieve improved results from higher marine utilization and lower repair and maintenance costs. Additionally, we will begin the early seasonal shipment of next spring’s fertilizer volumes, which combined with realized sales in our refinery grade butane business is expected to improve our balance sheet by reducing working capital and providing additional cash flow."

The Partnership's distributable cash flow from continuing operations for the third quarter of 2015 was $29.1 million compared to distributable cash flow from continuing operations for the third quarter of 2014 of $19.1 million, an increase of 53%.

The Partnership's distributable cash flow from continuing operations for the nine months ended September 30, 2015 was $98.1 million compared to distributable cash flow from continuing operations for the nine months ended September 30, 2014 of $60.9 million, an increase of 61%.

The Partnership's adjusted EBITDA from continuing operations for the third quarter of 2015 was $41.4 million compared to adjusted EBITDA from continuing operations for the third quarter of 2014 of $34.5 million, an increase of 20%. Net income for the third quarter of 2015 was $3.3 million, which resulted in a loss per limited partner unit of $0.02 after the incentive distribution rights were allocated to the general partner. As a result of a $30.1 million non-cash reduction in the carrying value of the Partnership's 42.2% unconsolidated investment in Cardinal Gas Storage Partners LLC and a $3.4 million non-cash asset impairment in the Partnership's Marine Transportation segment, the Partnership reported a loss for the third quarter of 2014 of $26.9 million, or $0.82 per limited partner unit.

The Partnership's adjusted EBITDA from continuing operations for the nine months ended September 30, 2015 was $136.8 million compared to adjusted EBITDA from continuing operations for the nine months ended September 30, 2014 of $106.4 million, an increase of 29%. Net income for the nine months ended September 30, 2015 was $31.5 million, or $0.54 per limited partner unit. As a result of a the non-cash charges referenced above, the Partnership reported a net loss of $16.1 million, or $0.54 per limited partner unit for nine months ended September 30, 2014.

Revenues for the third quarter of 2015 were $226.0 million compared to $377.1 million for the third quarter of 2014. Revenues for the nine months ended September 30, 2015 were $782.5 million compared to $1.3 billion for the nine months ended September 30, 2014. The decline in revenues is attributable primarily to significantly lower natural gas liquids prices.

On February 12, 2015, the Partnership exited the natural gas liquids floating storage and trans-loading businesses as a result of the sale of its six liquefied petroleum gas pressure barges, collectively referred to as the "Floating Storage Assets", for $41.3 million. The Partnership recorded a gain on the disposition of $1.5 million.

The Partnership had no net income, distributable cash flow or adjusted EBITDA from discontinued operations related to the Floating Storage Assets in the third quarter of 2015. Distributable cash flow and EBITDA from discontinued operations were negative $0.9 million for the third quarter of 2014. Discontinued operations resulted in a loss of $1.2 million, or $0.04 per limited partner unit, for the third quarter of 2014.

Distributable cash flow and adjusted EBITDA from discontinued operations were $1.2 million for the nine months ended September 30, 2015. The Partnership had net income from discontinued operations for the nine months ended September 30, 2015 of $1.2 million, or $0.02 per limited partner unit.

Distributable cash flow and adjusted EBITDA from discontinued operations were negative $2.0 million for the nine months ended September 30, 2014. Discontinued operations resulted in a loss of $3.0 million, or $0.10 per limited partner unit, for the nine months ended September 30, 2014.

Distributable cash flow, EBITDA and adjusted EBITDA are non-GAAP financial measures which are explained in greater detail below under the heading “Use of Non-GAAP Financial Information.” The Partnership has also included below a table entitled “Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow” in order to show the components of these non-GAAP financial measures and their reconciliation to the most directly comparable GAAP measurement.

Included with this press release are the Partnership's consolidated financial statements as of and for the three and nine months ended September 30, 2015 and certain prior periods. These financial statements should be read in conjunction with the information contained in the Partnership's Quarterly Report on Form 10-Q, to be filed with the Securities and Exchange Commission on October 28, 2015.

Quarterly Cash Distribution

The quarterly cash distribution of $0.8125 per common unit, which was announced on October 22, 2015, is payable on November 13, 2015 to common unitholders of record as of the close of business on November 6, 2015. The ex-dividend date for the cash distribution is November 4, 2015. This distribution reflects an annualized distribution rate of $3.25 per unit.

Investors' Conference Call

An investors' conference call to review the second quarter results will be held on Thursday, October 29, 2015, at 8:00 a.m. Central Time. The conference call can be accessed by calling (877) 878-2695. An audio replay of the conference call will be available by calling (855) 859-2056 from 11:00 a.m. Central Time on October 29, 2015 through 10:59 p.m. Central Time on November 10, 2015. The access code for the conference call and the audio replay is Conference ID No. 66621468. The audio replay of the conference call will also be archived on Martin Midstream Partners' website at www.martinmidstream.com.

About Martin Midstream Partners

The Partnership is a publicly traded limited partnership with a diverse set of operations focused primarily in the United States Gulf Coast region. The Partnership's primary business segments include: (1) terminalling, storage and packaging services for petroleum products and by-products; (2) natural gas services, including liquids transportation and distribution services and natural gas storage; (3) sulfur and sulfur-based products processing, manufacturing, marketing and distribution; and (4) marine transportation services for petroleum products and by-products.

Forward-Looking Statements

Statements about the Partnership's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and all references to financial estimates rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Partnership's control, which could cause actual results to differ materially from such statements. While the Partnership believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in anticipating or predicting certain important factors. A discussion of these factors, including risks and uncertainties, is set forth in the Partnership's annual and quarterly reports filed from time to time with the Securities and Exchange Commission. The Partnership disclaims any intention or obligation to revise any forward-looking statements, including financial estimates, whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financial Information

The Partnership's management uses a variety of financial and operational measurements other than its financial statements prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”) to analyze its performance. These include: (1) net income before interest expense, income tax expense, and depreciation and amortization (“EBITDA”), (2) adjusted EBITDA and (3) distributable cash flow. The Partnership's management views these measures as important performance measures of core profitability for its operations and the ability to generate and distribute cash flow, and as key components of its internal financial reporting. The Partnership's management believes investors benefit from having access to the same financial measures that management uses.

EBITDA and Adjusted EBITDA. Certain items excluded from EBITDA and adjusted EBITDA are significant components in understanding and assessing an entity's financial performance, such as cost of capital and historical costs of depreciable assets. The Partnership has included information concerning EBITDA and adjusted EBITDA because it provides investors and management with additional information to better understand the following: financial performance of the Partnership's assets without regard to financing methods, capital structure or historical cost basis; the Partnership's operating performance and return on capital as compared to those of other similarly situated entities; and the viability of acquisitions and capital expenditure projects. The Partnership's method of computing adjusted EBITDA may not be the same method used to compute similar measures reported by other entities. The economic substance behind the Partnership's use of adjusted EBITDA is to measure the ability of the Partnership's assets to generate cash sufficient to pay interest costs, support its indebtedness and make distributions to its unitholders.

Distributable Cash Flow. Distributable cash flow is a significant performance measure used by the Partnership's management and by external users of its financial statements, such as investors, commercial banks and research analysts, to compare basic cash flows generated by the Partnership to the cash distributions it expects to pay unitholders. Distributable cash flow is also an important financial measure for the Partnership's unitholders since it serves as an indicator of the Partnership's success in providing a cash return on investment. Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flow at a level that can sustain or support an increase in its quarterly distribution rates. Distributable cash flow is also a quantitative standard used throughout the investment community with respect to publicly-traded partnerships because the value of a unit of such an entity is generally determined by the unit's yield, which in turn is based on the amount of cash distributions the entity pays to a unitholder.

EBITDA, adjusted EBITDA and distributable cash flow should not be considered alternatives to, or more meaningful than, net income, cash flows from operating activities, or any other measure presented in accordance with GAAP. The Partnership's method of computing these measures may not be the same method used to compute similar measures reported by other entities.

Additional information concerning the Partnership is available on the Partnership's website at www.martinmidstream.com.

Contact: Joe McCreery, Head of Investor Relations, at (903) 988-6425 and (877) 256-6644.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED BALANCE SHEETS
(Unaudited)
(Dollars in thousands)

	September 30, 2015	December 31, 2014
Assets
Cash	$13	$42
Accounts and other receivables, less allowance for doubtful accounts of $488 and $1,620, respectively	63,881	134,173
Product exchange receivables	2,137	3,046
Inventories	91,803	88,718
Due from affiliates	11,164	14,512
Other current assets	6,344	6,772
Assets held for sale	—	40,488
Total current assets	175,342	287,751

Property, plant and equipment, at cost	1,382,972	1,343,674
Accumulated depreciation	(393,035)	(345,397)
Property, plant and equipment, net	989,937	998,277

Goodwill	23,802	23,802
Investment in unconsolidated entities	132,458	134,506
Note receivable - Martin Energy Trading LLC	15,000	15,000
Other assets, net	64,896	81,465
Total assets	$1,401,435	$1,540,801

Liabilities and Partners’ Capital
Trade and other accounts payable	$69,584	$125,332
Product exchange payables	16,756	10,396
Due to affiliates	2,937	4,872
Income taxes payable	788	1,174
Fair value of derivatives	358	—
Other accrued liabilities	12,845	21,801
Total current liabilities	103,268	163,575

Long-term debt, net	876,405	888,887
Other long-term obligations	2,193	2,668
Total liabilities	981,866	1,055,130

Commitments and contingencies
Partners’ capital	419,569	485,671
Total liabilities and partners' capital	$1,401,435	$1,540,801

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 28, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:
Terminalling and storage *	$33,578	$31,880	$100,828	$97,848
Marine transportation *	18,977	24,281	59,956	69,479
Natural gas services	17,120	5,764	50,171	5,764
Sulfur services	3,090	3,037	9,270	9,112
Product sales: *
Natural gas services	86,714	217,398	330,803	771,798
Sulfur services	33,213	46,993	128,544	157,706
Terminalling and storage	33,329	47,735	102,901	153,451
	153,256	312,126	562,248	1,082,955
Total revenues	226,021	377,088	782,473	1,265,158

Costs and expenses:
Cost of products sold: (excluding depreciation and amortization)
Natural gas services *	80,709	205,828	307,039	738,561
Sulfur services *	26,144	38,841	95,685	122,009
Terminalling and storage *	28,237	42,239	87,977	137,074
	135,090	286,908	490,701	997,644
Expenses:
Operating expenses *	45,310	47,283	138,399	137,294
Selling, general and administrative *	8,666	10,161	26,507	27,222
Depreciation and amortization	23,335	16,457	68,737	44,277
Total costs and expenses	212,401	360,809	724,344	1,206,437

Impairment of long-lived assets	—	(3,445)	—	(3,445)
Other operating income (loss)	(1,586)	347	(1,763)	401
Operating income	12,034	13,181	56,366	55,677

Other income (expense):
Equity in earnings of unconsolidated entities	2,363	2,655	5,752	4,297
Interest expense, net	(11,994)	(11,459)	(32,465)	(34,351)
Gain on retirement of senior unsecured notes	728	—	728	—
Debt prepayment premium	—	—	—	(7,767)
Reduction in carrying value of investment in Cardinal due to the purchase of the controlling interest	—	(30,102)	—	(30,102)
Other, net	399	287	757	170
Total other expense	(8,504)	(38,619)	(25,228)	(67,753)

Net income (loss) before taxes	3,530	(25,438)	31,138	(12,076)
Income tax expense	(200)	(300)	(814)	(954)
Income (loss) from continuing operations	3,330	(25,738)	30,324	(13,030)
Income (loss) from discontinued operations, net of income taxes	—	(1,167)	1,215	(3,048)
Net income (loss)	3,330	(26,905)	31,539	(16,078)
Less general partner's interest in net (income) loss	(3,959)	539	(12,310)	322
Less (income) loss allocable to unvested restricted units	(16)	62	(127)	33
Limited partners' interest in net income (loss)	$(645)	$(26,304)	$19,102	$(15,723)

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 28, 2015.

*Related Party Transactions Shown Below

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

*Related Party Transactions Included Above

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Revenues:*
Terminalling and storage	$15,091	$19,045	$58,626	$55,798
Marine transportation	6,552	6,076	19,919	18,340
Product Sales	1,731	883	5,079	6,484
Costs and expenses:*
Cost of products sold: (excluding depreciation and amortization)
Natural gas services	6,470	9,908	20,198	29,169
Sulfur services	3,387	4,491	10,629	13,808
Terminalling and storage	3,227	9,174	14,261	25,571
Expenses:
Operating expenses	19,290	21,013	58,605	58,500
Selling, general and administrative	5,922	7,230	17,765	18,103

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 28, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and units in thousands, except per unit amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Allocation of net income (loss) attributable to:
Limited partner interest:
Continuing operations	$(645)	$(25,162)	$18,366	$(12,743)
Discontinued operations	—	(1,142)	736	(2,980)
	$(645)	$(26,304)	$19,102	$(15,723)
General partner interest:
Continuing operations	$3,959	$(515)	$11,836	$(261)
Discontinued operations	—	(24)	474	(61)
	$3,959	$(539)	$12,310	$(322)

Net income (loss) per unit attributable to limited partners:
Basic:
Continuing operations	$(0.02)	$(0.78)	$0.52	$(0.44)
Discontinued operations	—	(0.04)	0.02	(0.10)
	$(0.02)	$(0.82)	$0.54	$(0.54)

Weighted average limited partner units - basic	35,308	32,243	35,309	29,271

Diluted:
Continuing operations	$(0.02)	$(0.78)	$0.52	$(0.44)
Discontinued operations	—	(0.04)	0.02	(0.1)
	$(0.02)	$(0.82)	$0.54	$(0.54)

Weighted average limited partner units - diluted	35,308	32,243	35,369	29,271

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 28, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CAPITAL
(Unaudited)
(Dollars in thousands)

	Partners’ Capital
	Common Limited		General Partner Amount
	Units	Amount		Total
Balances - January 1, 2014	26,625,026	$254,028	$6,389	$260,417
Net income	—	(15,756)	(322)	(16,078)
Issuance of common units	8,727,673	331,571	—	331,571
Issuance of restricted units	6,900	—	—	—
Forfeiture of restricted units	(3,500)	—	—	—
General partner contribution	—	—	6,995	6,995
Cash distributions	—	(66,473)	(1,506)	(67,979)
Excess purchase price over carrying value of acquired assets	—	(4,948)	—	(4,948)
Unit-based compensation	—	589	—	589
Purchase of treasury units	(6,400)	(277)	—	(277)
Balances - September 30, 2014	35,349,699	$498,734	$11,556	$510,290

Balances - January 1, 2015	35,365,912	$470,943	$14,728	$485,671
Net income	—	19,229	12,310	31,539
Issuance of common units, net of issuance related costs	—	(330)	—	(330)
Issuance of restricted units	91,950	—	—	—
Forfeiture of restricted units	(1,250)	—	—	—
General partner contribution	—	—	55	55
Cash distributions	—	(86,420)	(13,526)	(99,946)
Unit-based compensation	—	1,080	—	1,080
Reimbursement of excess purchase price over carrying value of acquired assets	—	1,500	—	1,500
Balances - September 30, 2015	35,456,612	$406,002	$13,567	$419,569

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 28, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
CONSOLIDATED AND CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$31,539	$(16,078)
Less: (Income) loss from discontinued operations, net of income taxes	(1,215)	3,048
Net income from continuing operations	30,324	(13,030)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	68,737	44,277
Amortization of deferred debt issuance costs	4,142	5,415
Amortization of debt discount	—	1,305
Amortization of premium on notes payable	(246)	(164)
Loss (gain) on sale of property, plant and equipment	1,751	(54)
Impairment of long-lived assets	—	3,445
Gain on retirement of senior notes	(728)	—
Equity in earnings of unconsolidated entities	(5,752)	(4,297)
Reduction in carrying value of investment in Cardinal due to purchase of the controlling interest	—	30,102
Non-cash mark-to-market on derivatives	358	489
Unit-based compensation	1,080	589
Preferred dividends on MET investment	—	1,498
Return on investment in unconsolidated subsidiary	7,800	600
Change in current assets and liabilities, excluding effects of acquisitions and dispositions:
Accounts and other receivables	69,967	32,345
Product exchange receivables	909	(3,624)
Inventories	(3,134)	(21,793)
Due from affiliates	3,348	(2,482)
Other current assets	354	1,219
Trade and other accounts payable	(59,124)	(28,426)
Product exchange payables	6,360	9,265
Due to affiliates	(1,935)	9,117
Income taxes payable	(386)	(202)
Other accrued liabilities	(8,490)	(7,214)
Change in other non-current assets and liabilities	(999)	1,115
Net cash provided by continuing operating activities	114,336	59,495
Net cash used in discontinued operating activities	(1,352)	(6,494)
Net cash provided by operating activities	112,984	53,001
Cash flows from investing activities:
Payments for property, plant and equipment	(40,123)	(58,522)
Acquisitions, less cash acquired	—	(100,046)
Payments for plant turnaround costs	(1,754)	(4,000)
Proceeds from sale of property, plant and equipment	1,985	702
Proceeds from involuntary conversion of property, plant and equipment	—	2,475
Investment in unconsolidated entities	—	(134,413)
Return of investments from unconsolidated entities	—	726
Contributions to unconsolidated entities	—	(3,386)
Net cash used in continuing investing activities	(39,892)	(296,464)
Net cash provided by discontinued investing activities	41,250	—
Net cash provided by (used in) investing activities	1,358	(296,464)
Cash flows from financing activities:
Payments of long-term debt	(224,310)	(1,458,096)
Proceeds from long-term debt	209,000	1,426,250
Proceeds from issuance of common units, net of issuance related costs	(330)	331,571
General partner contribution	55	6,995
Purchase of treasury units	—	(277)
Payment of debt issuance costs	(340)	(3,589)
Excess purchase price over carrying value of acquired assets	—	(4,948)
Reimbursement of excess purchase price over carrying value of acquired assets	1,500	—
Cash distributions paid	(99,946)	(67,979)
Net cash provided by (used in) financing activities	(114,371)	229,927
Net decrease in cash	(29)	(13,536)
Cash at beginning of period	42	16,542
Cash at end of period	$13	$3,006
Non-cash additions to property, plant and equipment	$4,389	$4,208

These financial statements should be read in conjunction with the financial statements and the accompanying notes and other information included in the Partnership's Quarterly Report on Form 10-Q to be filed with the Securities and Exchange Commission on October 28, 2015.

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Terminalling and Storage Segment

Comparative Results of Operations for the Three Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands, except BBL per day)
Revenues:
Services	$35,144	$33,213	$1,931	6%
Products	33,329	47,735	(14,406)	(30)%
Total revenues	68,473	80,948	(12,475)	(15)%

Cost of products sold	28,765	43,193	(14,428)	(33)%
Operating expenses	20,268	21,506	(1,238)	(6)%
Selling, general and administrative expenses	995	786	209	27%
Depreciation and amortization	9,624	9,512	112	1%
	8,821	5,951	2,870	48%
Other operating income (loss)	2	347	(345)	(99)%
Operating income	$8,823	$6,298	$2,525	40%

Lubricant sales volumes (gallons)	5,974	8,193	(2,219)	(27)%
Shore-based throughput volumes (gallons)	36,383	64,338	(27,955)	(43)%
Smackover refinery throughput volumes (BBL per day)	6,205	7,123	(918)	(13)%
Corpus Christi crude terminal (BBL per day)	148,377	173,315	(24,938)	(14)%

Comparative Results of Operations for the Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands, except BBL per day)
Revenues:
Services	$104,893	$101,711	$3,182	3%
Products	102,901	153,451	(50,550)	(33)%
Total revenues	207,794	255,162	(47,368)	(19)%

Cost of products sold	90,076	139,028	(48,952)	(35)%
Operating expenses	62,947	61,628	1,319	2%
Selling, general and administrative expenses	2,806	2,484	322	13%
Depreciation and amortization	29,030	27,902	1,128	4%
	22,935	24,120	(1,185)	(5)%
Other operating income (loss)	(199)	385	(584)	(152)%
Operating income	$22,736	$24,505	$(1,769)	(7)%

Lubricant sales volumes (gallons)	18,007	26,170	(8,163)	(31)%
Shore-based throughput volumes (gallons)	122,743	186,956	(64,213)	(34)%
Smackover refinery throughput volumes (BBL per day)	6,091	5,803	288	5%
Corpus Christi crude terminal (BBL per day)	166,129	160,332	5,797	4%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Natural Gas Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$17,120	$5,764	$11,356	197%
Products	86,714	217,398	(130,684)	(60)%
Total revenues	103,834	223,162	(119,328)	(53)%

Cost of products sold	81,472	206,354	(124,882)	(61)%
Operating expenses	6,489	3,438	3,051	89%
Selling, general and administrative expenses	1,848	3,366	(1,518)	(45)%
Depreciation and amortization	8,522	2,398	6,124	255%
Operating income	$5,503	$7,606	$(2,103)	(28)%

NGL sales volumes (Bbls)	3,138	3,511	(373)	(11)%

Comparative Results of Operations for the Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$50,171	$5,764	$44,407	770%
Products	330,803	771,798	(440,995)	(57)%
Total revenues	380,974	777,562	(396,588)	(51)%

Cost of products sold	308,713	740,021	(431,308)	(58)%
Operating expenses	17,905	5,530	12,375	224%
Selling, general and administrative expenses	6,313	6,253	60	1%
Depreciation and amortization	25,297	2,811	22,486	800%
	22,746	22,947	(201)	(1)%
Other operating income (loss)	(7)	—	(7)
Operating income	$22,739	$22,947	$(208)	(1)%

NGL sales volumes (Bbls)	10,227	12,027	(1,800)	(15)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Sulfur Services Segment

Comparative Results of Operations for the Three Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$3,090	$3,037	$53	2%
Products	33,213	46,993	(13,780)	(29)%
Total revenues	36,303	50,030	(13,727)	(27)%

Cost of products sold	26,235	38,932	(12,697)	(33)%
Operating expenses	3,427	4,497	(1,070)	(24)%
Selling, general and administrative expenses	934	1,166	(232)	(20)%
Depreciation and amortization	2,129	2,078	51	2%
	3,578	3,357	221	7%
Other operating income	(5)	—	(5)
Operating income	$3,573	$3,357	$216	6%

Sulfur (long tons)	203	251	(48)	(19)%
Fertilizer (long tons)	51	52	(1)	(2)%
Total sulfur services volumes (long tons)	254	303	(49)	(16)%

Comparative Results of Operations for the Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues:
Services	$9,270	$9,112	$158	2%
Products	128,544	157,706	(29,162)	(18)%
Total revenues	137,814	166,818	(29,004)	(17)%

Cost of products sold	95,961	122,281	(26,320)	(22)%
Operating expenses	11,697	13,283	(1,586)	(12)%
Selling, general and administrative expenses	2,859	3,404	(545)	(16)%
Depreciation and amortization	6,360	6,092	268	4%
	20,937	21,758	(821)	(4)%
Other operating loss	(5)	—	(5)
Operating income	$20,932	$21,758	$(826)	(4)%

Sulfur (long tons)	641	646	(5)	(1)%
Fertilizer (long tons)	229	233	(4)	(2)%
Total sulfur services volumes (long tons)	870	879	(9)	(1)%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Marine Transportation Segment

Comparative Results of Operations for the Three Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues	$19,522	$25,858	$(6,336)	(25)%
Operating expenses	15,855	19,181	(3,326)	(17)%
Selling, general and administrative expenses	(59)	364	(423)	(116)%
Depreciation and amortization	3,060	2,469	591	24%
	666	3,844	(3,178)	(83)%
Impairment of long-lived assets	—	(3,445)	3,445	(100)%
Other operating income	(1,583)	—	(1,583)
Operating income (loss)	$(917)	$399	$(1,316)	(330)%

Comparative Results of Operations for the Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Revenues	$62,354	$73,254	$(10,900)	(15)%
Operating expenses	48,284	60,805	(12,521)	(21)%
Selling, general and administrative expenses	251	867	(616)	(71)%
Depreciation and amortization	8,050	7,472	578	8%
Operating income	$5,769	$4,110	$1,659	40%
Impairment of long-lived assets	—	(3,445)	3,445	100%
Other operating income	(1,552)	16	(1,568)	(9,800)%
Operating income	$4,217	$681	$3,536	519%

Distributions from Unconsolidated Entities

Comparative Results of Operations for the Three Months Ended September 30, 2015 and 2014

	Three Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Distributions from WTLPG	$3,400	$600	$2,800	467%
Distributions from Cardinal	—	—	—
Distributions from MET	—	382	(382)	(100)%
Distributions from unconsolidated entities	$3,400	$982	$2,418	246%

MARTIN MIDSTREAM PARTNERS L.P.
SEGMENT OPERATING INCOME
(Unaudited)
(Dollars and volumes in thousands, except BBL per day)

Comparative Results of Operations for the Nine Months Ended September 30, 2015 and 2014

	Nine Months Ended September 30,		Variance	Percent Change
	2015	2014
	(In thousands)
Distributions from WTLPG	$7,800	$600	$7,200	1,200%
Distributions from Cardinal	—	225	(225)	100%
Distributions from MET	—	1,498	(1,498)	(100)%
Distributions from unconsolidated entities	$7,800	$2,323	$5,477	236%

Non-GAAP Financial Measures

The following table reconciles the non-GAAP financial measurements used by management to our most directly comparable GAAP measures for the three and nine months ended September 30, 2015 and 2014.

Reconciliation of EBITDA, Adjusted EBITDA, and Distributable Cash Flow

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
	(in thousands)
Net income (loss)	$3,330	$(26,905)	$31,539	$(16,078)
Less: (Income) loss from discontinued operations, net of income taxes	—	1,167	(1,215)	3,048
Income (loss) from continuing operations	3,330	(25,738)	30,324	(13,030)
Adjustments:
Interest expense	11,994	11,459	32,465	34,351
Income tax expense	200	300	814	954
Depreciation and amortization	23,335	16,457	68,737	44,277
EBITDA	38,859	2,478	132,340	66,552
Adjustments:
Equity in earnings of unconsolidated entities	(2,363)	(2,655)	(5,752)	(4,297)
(Gain) loss on sale of property, plant and equipment	1,586	—	1,751	(54)
Impairment of long-lived assets	—	3,445	—	3,445
Unrealized mark to market on commodity derivatives	358	(21)	358	(21)
Reduction in carrying value of investment in Cardinal due to the purchase of the controlling interest	—	30,102	—	30,102
Debt prepayment premium	—	—	—	7,767
Gain on retirement of senior unsecured notes	(728)	—	(728)	—
Distributions from unconsolidated entities	3,400	982	7,800	2,323
Unit-based compensation	330	201	1,080	589
Adjusted EBITDA	41,442	34,532	136,849	106,406
Adjustments:
Interest expense	(11,994)	(11,459)	(32,465)	(34,351)
Income tax expense	(200)	(300)	(814)	(954)
Amortization of debt discount	—	—	—	1,305
Amortization of debt premium	(82)	(82)	(246)	(164)
Amortization of deferred debt issuance costs	2,400	827	4,142	5,415
Non-cash mark-to-market on derivatives	—	(58)	—	489
Payments for plant turnaround costs	—	(90)	(1,754)	(4,000)
Maintenance capital expenditures	(2,438)	(4,306)	(7,621)	(13,260)
Distributable Cash Flow	$29,128	$19,064	$98,091	$60,886